UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2014

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	30-0520478
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2014, the registrant announced that the Board of Directors of the Company (the "Board") (i) voted to increase the authorized size of the Board by one, from seven to eight, effective December 10, 2014, and (ii) appointed John H. Johnson to the Board as a Class III member to fill the new vacancy on the Board, effective December 10, 2014. Mr. Johnson is not currently expected to be appointed to any committee of the Board. Mr. Johnson's compensation will be similar to other non-employee directors of the registrant, which is described under Board Compensation in the registrant's proxy statement filed with the SEC on March 28, 2014.

Mr. Johnson brings more than 30 years of leadership experience in the pharmaceutical and biotechnology industry to Sucampo. He has held executive management roles at leading global corporations, including Johnson & Johnson, Eli Lilly & Company, ImClone and Pfizer, Inc. He recently served as a member of the board of directors of Pharmaceutical Research and Manufacturers of America (PhRMA) and as a member of the Health Section Governing Board of Biotechnology Industry Organization (BIO). He also served as chairman, president and chief executive officer of Dendreon Corporation and as chief executive officer and Board member of Savient Pharmaceuticals, Inc. Prior to these roles, Mr. Johnson served as president of Eli Lilly & Company's Oncology Unit following its 2008 acquisition of Imclone Systems, Inc., where he served as chief executive officer and Board member. Before joining Imclone, he held various executive roles of increasing responsibility, including Company Group Chairman of Biopharmaceuticals at Johnson & Johnson, where he was responsible for the Johnson & Johnson Biotechnology, Immunology and Oncology commercial businesses. Earlier in his career, Mr. Johnson held multiple executive positions at Parkstone Medical Information Systems, Inc., Ortho-McNeil Pharmaceutical Corp. and Pfizer, Inc. Mr. Johnson served as the chairman of Tranzyme Pharma, Inc. and as a member of the board of BioNJ. Mr. Johnson currently serves as a member of the board of directors of Cempra Pharmaceuticals, Inc., Histogenics and Portola Pharmaceuticals.

There are no arrangements or understandings between Mr. Johnson and any other persons pursuant to which Mr. Johnson was selected as a director. There are no transactions, or proposed transactions, during the last two years with the registrant to which Mr. Johnson was or is to be a party, in which Mr. Johnson, or any member of his immediate family, has a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K. There is no familial relationship between Mr. Johnson and any other director or executive officer of the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release issued by the registrant on December 15, 2014.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sucampo Pharmaceuticals, Inc.

Date:	December 15, 2014	By:	/s/ THOMAS J. KNAPP
			Name:	Thomas J. Knapp
			Title:	EVP, Chief Legal Officer and Corporate Secretary